Exhibit 99.1

                    Form 4 Joint Filer Information

Name:                              Marpul Trust
Address:                           c/o Southpac Trust International, Inc.
                                   Post Office Box 11
                                   Rarotonga, Cook Islands

Designated Filer:                  Marc A. Puleo, M.D.

Issuer and Ticker Symbol:          PetMed Express, Inc. (PETS)

Date of Event Requiring Statement: July 18, 2006

Signature:                         Southpac Trust International, Inc.,
                                   Trustee for Marpul Trust
                                   By: /s/ Brian Mason
                                      -----------------

                                   Brian Mason, Managing Director

Name:                              Southpac Trust International, Inc.
Address:                           Post Office Box 11
                                   Rarotonga, Cook Islands
Designated Filer:                  Marc A. Puleo, M.D.

Issuer and Ticker Symbol:          PetMed Express, Inc. (PETS)

Date of Event Requiring Statement: July 18, 2006

Signature:                         Southpac Trust International, Inc.
                                   By: /s/ Brian Mason
                                      -----------------

                                   Brian Mason, Managing Director

Name:                              Marpul Investments Limited Partnership
Address:                           1441 SW 29 Avenue
                                   Pompano Beach, Florida  33069
Designated Filer:                  Marc A. Puleo, M.D.

Issuer and Ticker Symbol:          PetMed Express, Inc. (PETS)

Date of Event Requiring Statement: July 18, 2006

Signature:                         Marpul Investments Limited Partnership
                                   By: /s/ Marc A. Puleo
                                      ----------------------

                                   Marc A. Puleo, General Partner